UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2004

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08703 (Commission File Number)	33-0956711 (IRS Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of principal executive offices)		92630 (Zip Code)

(949) 672-7000
Registrant’s telephone number, including area code

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.30
EXHIBIT 10.30.1
EXHIBIT 10.30.2
EXHIBIT 10.30.3
EXHIBIT 10.30.4
EXHIBIT 10.30.5

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     1. The Board of Directors of Western Digital Corporation (the “Company”) has previously adopted the Western Digital Corporation 2004 Performance Incentive Plan (the “Plan”). According to the preliminary results from the Company’s annual stockholders meeting held on November 18, 2004, the Company’s stockholders have approved the Plan.

     The following summary of the Plan is qualified in its entirety by reference to the text of the Plan, as well as the forms of awards which may be granted under the Plan, a copy of each of which is filed as exhibits to this report.

     The Company’s Board of Directors or one or more committees appointed by the Board of Directors will administer the Plan. The Board of Directors has delegated general administrative authority for the Plan to the Compensation Committee of the Board of Directors.

     The administrator of the Plan has broad authority under the Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

     Persons eligible to receive awards under the Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

     The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the Plan equals the sum of: (1) 4,500,000 shares, plus (2) the number of shares available for additional award grant purposes under the Company’s Employee Stock Option Plan immediately prior to the expiration of that plan on November 10, 2004, plus (3) the number of shares available for additional award grant purposes under the Company’s Stock Option Plan for Non-Employee Directors and the Company’s Broad-Based Stock Incentive Plan as of November 18, 2004 (the Employee Stock Option Plan, the Stock Option Plan for Non-Employee Directors and the Broad-Based Stock Incentive Plan are referred to collectively as the “Existing Plans”), plus (4) the number of any shares subject to stock options granted under the Existing Plans and outstanding as of November 18, 2004 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (5) the number of any shares of restricted stock granted under the Company’ s Broad-Based Stock Incentive Plan that are outstanding and unvested as of November 18, 2004 which are forfeited, terminated, cancelled or otherwise reacquired by the Company without having become vested. Upon stockholder approval of the Plan, approximately 3,491,247 shares became available for award grant purposes of the Plan pursuant to clauses (2) and (3) of the preceding sentence. Accordingly, on November 18, 2004, approximately 7,991,247 shares (4,500,000 shares plus the 3,491,247 shares that were carried-over from the Existing Plans) were available for award grant purposes under the Plan, subject to future increases as described above as awards outstanding under the Existing Plans are cancelled, forfeited or otherwise terminate without having been exercised or become vested, as applicable. As of November 18, 2004, approximately 26,813,352 shares were subject to awards then outstanding under the Existing Plans.

     To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan will again be available for subsequent awards under the Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the Plan or the Existing Plans, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any such award, will be available for subsequent awards under the Plan.

     The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.

     As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

     In addition, the Compensation Committee of the Company’s Board of Directors recommended, and, on November 18, 2004, the Company’s Board of Directors approved, a Non-Employee Director Option Grant Program (the “Program”) under the Plan. The Program continues, on substantially identical terms, the Company’s automatic stock option grant program under the Stock Option Plan for Non-Employee Directors, which terminated concurrently with stockholder approval of the Plan. The following summary of the Program is qualified in its entirety by reference to the text of the Program, a copy of which is filed as an exhibit to this report.

     The Program provides for the following award grants to members of the Company’s Board of Directors who are not officers or employees of the Company or one of its subsidiaries (“Non-Employee Directors”):

•	Upon first being appointed or elected to the Board, a Non-Employee Director who has not previously served on the Board will be granted automatically a nonqualified stock option under the Plan to purchase 75,000 shares of the Company’s common stock; and

•	Immediately following the Company’s regular annual meeting of stockholders in each year during the term of the Plan commencing in 2004, each Non-Employee Director then in office will be granted automatically a nonqualified stock option under the Plan to purchase 10,000 shares of the Company’s common stock.

     The exercise price of each option granted pursuant to the Program will be 100 percent of the fair market value of a share of the Company’s common stock on the date of grant of the option. Each option granted pursuant to the Program will have a maximum term of ten years from the date of grant of the option and generally will become exercisable as to 25% of the total number of shares subject thereto on the first anniversary of the date of grant of the option and as to an additional 6.25% of the total number of shares subject thereto at the end of each of the next 12 three-month periods thereafter.

     2. The Compensation Committee of the Company’s Board of Directors recommended, and, on November 18, 2004, the Company’s Board of Directors approved, an amendment to the Amended and Restated Western Digital Corporation Non-Employee Directors Stock-For-Fees Plan (the “Stock-For-Fees Plan”). The amendment eliminated, effective January 1, 2005, the requirement that non-employee directors receive one-half of their director retainer fees in Company stock. Non-employee directors will continue to have the option to elect to receive shares, on a current or deferred basis, in lieu of any or all of the annual retainer fees, chairman fees and/or meeting attendance fees otherwise payable to him or her in cash. The number of shares of common stock payable will continue to be determined by dividing the amount of the cash fee the non-employee director would have received by the fair market value of the common stock on the date the cash fee would have been paid.

     The amendment to the Stock-For-Fees Plan also eliminated, effective January 1, 2005, the requirement that the Company pay non-employee directors a 15% premium on cash retainer fees or cash meeting fees that the director elects to defer under the Company’s Deferred Compensation Plan. Non-employee directors will continue to receive a 25% premium with respect to annual retainer fees or meeting fees that the director elects to defer in the form of deferred shares of Company stock.

     3. The Compensation Committee of the Company’s Board of Directors recommended, and, on November 18, 2004, the Company’s Board of Directors approved, an amendment to the Western Digital Corporation Non-Employee Directors Restricted Stock Unit Plan to increase the number of restricted stock units granted annually to non-employee directors from 2,100 units to 4,527 units, effective January 1, 2005.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     I.M. Booth retired as a member of the Company’s Board of Directors, effective immediately prior to the Company’s annual stockholders meeting held on November 18, 2004.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 23, 2004	WESTERN DIGITAL CORPORATION

/s/ Raymond M. Bukaty

Raymond M. Bukaty
Senior Vice President, Administration and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.30	Western Digital Corporation 2004 Performance Incentive Plan

10.30.1	Form of Stock Option Grant (non-executives) under the Western Digital Corporation 2004 Performance Incentive Plan

10.30.2	Form of Stock Option Grant (executives) under the Western Digital Corporation 2004 Performance Incentive Plan

10.30.3	Form of Restricted Stock Agreement (non-executives) under the Western Digital Corporation 2004 Performance Incentive Plan

10.30.4	Form of Restricted Stock Agreement (executives) under the Western Digital Corporation 2004 Performance Incentive Plan

10.30.5	Western Digital Corporation 2004 Performance Incentive Plan Non-Employee Director Option Grant Program (including form of option)